UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 5, 2009
Starwood Hotels & Resorts Worldwide, Inc.
(Exact name of Registrant as Specified in Its Charter)

Maryland	1-7959	52-1193298
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

1111 Westchester Avenue, White Plains, New York	10604
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: 914-640-8100
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On November 5, 2009, Starwood Hotels & Resorts Worldwide, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Citigroup Global Markets Inc., Banc of America Securities LLC, Calyon Securities (USA) Inc., RBS Securities Inc. and Scotia Capital (USA) Inc., on behalf of themselves and the representatives of the underwriters named therein (collectively, the “Underwriters”). Pursuant to the Underwriting Agreement, the Company agreed to issue and sell to the Underwriters, and the Underwriters agreed to purchase for resale to the public, $250,000,000 principal amount of the Company’s 7.150% Senior Notes due 2019 (the “Notes”). The Notes will be sold to the Underwriters at an issue price of 96.434% of the principal amount thereof, and the Underwriters will offer the Notes to the public at a price of 97.559% of the principal amount thereof. The offering of the Notes is expected to be completed on November 20, 2009.
The Notes will be direct, unsecured obligations of the Company and will rank equally with all of the Company’s existing and future unsecured and unsubordinated obligations. Interest on the Notes will be payable semi-annually on June 1 and December 1 of each year, beginning on June 1, 2010.
Also on November 5, 2009, the Company announced the commencement of cash tender offers to purchase up to $200 million aggregate principal amount of its 7 7/8% Senior Notes due 2012 and up to $100 million aggregate principal amount of its 6 1/4% Senior Notes due 2013 on the terms and conditions set forth in the Offer to Purchase, dated November 5, 2009, and the related Letter of Transmittal, which are being sent to the holders of such securities. A copy of the press release relating to such announcement, dated November 5, 2009, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
The Company expects to receive net proceeds of approximately $241.1 million from the offering, which the Company intends to apply to repurchase senior notes in the cash tender offers described above, plus accrued and unpaid interest on those notes and related fees and expenses. If the cash tender offers are not completed, or there are any remaining net proceeds that are not so applied, then the remaining proceeds from the offering will be used for general corporate purposes.
The Notes are being offered and sold by the Company pursuant to a registration statement on Form S-3 (File No. 333-145894).
The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto and is incorporated by reference herein.

This report includes “forward-looking” statements, as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission in its rules, regulations and releases. Forward-looking statements are any statements other than statements of historical fact, including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. In some cases, forward-looking statements can be identified by the use of words such as “may,” “will,” “expects,” “should,” “believes,” “plans,” “anticipates,” “estimates,” “predicts,” “potential,” “continue,” or other words of similar meaning. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those discussed in, or implied by, the forward-looking statements. Factors that might cause such a difference include, but are not limited to, general economic conditions, the Company’s financial and business prospects, its capital requirements, financing prospects, relationships with associates and labor unions, and those disclosed as risks in other reports filed by the Company with the Securities and Exchange Commission, including those described in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the three months ended March 31, 2009. The Company cautions readers that any such statements are based on currently available operational, financial and competitive information, and they should not place undue reliance on these forward-looking statements, which reflect management’s opinion only as of the date on which they were made. Except as required by law, the Company disclaims any obligation to review or update these forward-looking statements to reflect events or circumstances as they occur.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated November 5, 2009, among Starwood Hotels & Resorts, Worldwide, Inc. and Citigroup Global Markets Inc., Banc of America Securities LLC, Calyon Securities (USA) Inc., RBS Securities Inc. and Scotia Capital (USA) Inc., on behalf of themselves and as representatives of the underwriters named therein.

99.1	Press release dated November 5, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARWOOD HOTELS & RESORTS WORLDWIDE, INC. (Registrant)
By:	/s/ Timothy C. Fetten
	Name:	Timothy C. Fetten
	Title:	Vice President and Treasurer

Date: November 6, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit

1.1	Underwriting Agreement, dated November 6, 2009, among Starwood Hotels & Resorts, Worldwide, Inc. and Citigroup Global Markets Inc., Banc of America Securities LLC, Calyon Securities (USA) Inc., RBS Securities Inc. and Scotia Capital (USA) Inc., on behalf of themselves and as representatives of the underwriters named therein.

99.1	Press release dated November 5, 2009.

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